Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

July 30, 2010 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period June 1, 2010 through June 30, 2010 except as otherwise expressly noted.

Provisional financial information as of June 30, 2010 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended June 30, 2010.

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

www.CellTherapeutics.com

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended June 30, 2010:

Estimated financial data of the Company for the month ended June 30, 2010

The estimated and unaudited financial data of the Company as of June 30, 2010 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	May 31, 2010	June 30, 2010
Net revenue	$6	$286
Operating income (expense)	$(6,022)	$(6,909)
Profit /(Loss) from operations	$(6,016)	$(6,623)

Other income (expenses), net	$(751)	$(1,902)
Preferred Stock:

- Deemed Dividend	$—	$(30,157)
EBITDA	$(6,767)	$(38,682)

Depreciation and amortization	$(146)	$(180)
Amortization of debt discount and issuance costs	$(31)	$(159)
Interest expense	$(249)	$(276)

Net profit /(loss) attributable to common shareholders	$(7,193)	$(39,297)

Estimated Research and Development expenses were $1.9 million and $2.9 million for the months of May 2010 and June 2010, respectively.

Net financial indebtedness

The following table reports the estimated and unaudited net financial indebtedness of the Company as of May 31, 2010 and June 30, 2010, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	May 31, 2010	June 30, 2010
Cash and cash equivalents	$69,702	$64,534
Long term obligations, current portion	$(1,023)	$(784)
Convertible senior notes	$(10,130)	$(10,158)
Convertible senior subordinated notes	$(38,515)	$(38,515)
Net Financial Standing, current portion	$20,034	$15,077

Long term obligations, less current portion	$(1,505)	$(1,179)
Convertible senior notes	$(11,778)	$(11,880)
Net Financial Standing, less current portion	$(13,283)	$(13,059)
Net Financial Standing	$6,751	$2,018

The total estimated and unaudited net financial position of the Company as of June 30, 2010 was approximately $2,018 (in thousands of U.S. dollars).

The Company’s 7.5% Convertible Senior Notes with a maturity date of April 30, 2011 come due within the next twelve months.

The Company had no debt that matured during the month of June 2010.

www.CellTherapeutics.com

Outstanding notes and preferred shares

The following table discloses information about the Company’s convertible notes as of June 30, 2010, compared with the same information as of May 31, 2010:

Convertible Notes–June 30, 2010

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of May 31, 2010	Number of Common Stock Reserve as of May 31, 2010	Principal/ Aggregated Stated Value Outstanding as of June 30, 2010	Number of Common Stock Reserve as of June 30, 2010
4% Convertible Senior Subordinated Notes	1-Jul-10	$38,515,000	71,324	$38,515,000	71,324
7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766

Totals		$59,678,000	557,710	$59,678,000	557,710

The Company had no outstanding preferred shares as of May 31, 2010 and June 30, 2010.

Debt Restructuring Program

On July 1, 2010, the Company announced that it deposited $39.3 million in cash as trust funds with U.S. Bank National Association, as the trustee of the outstanding 4% convertible senior subordinated notes (the “Notes”), which was an amount sufficient to pay and discharge the entire amount due on the Notes, including accrued and unpaid interest. The Notes have been fully paid and retired.

The Company, in June 2010, neither issued any new debt instruments nor bought any debt instruments already issued by the Company. The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Regulatory Matters and Products in Development

Pixantrone

The Company announced on June 14, 2010 that the Italian Medicines Agency, the national authority responsible for drug regulation in Italy, approved the facility at NerPharMa, S.r.l. (“NerPharMa”) (a pharmaceutical manufacturing company belonging to Nerviano Medical Sciences Srl, in Nerviano, Italy) for the production of the Company’s drug candidate pixantrone. On July 14, 2010, the Company announced that it signed a manufacturing agreement with NerPharMa for CTI’s drug candidate pixantrone.

www.CellTherapeutics.com

On July 6, 2010, the Company announced that it has submitted an expanded Pediatric Investigation Plan (“PIP”) to the European Medicines Agency (“EMEA”), as part of the process for its submission for a Marketing Authorization Application (“MAA”) for pixantrone in the E.U. for the treatment of relapsed or refractory, aggressive non-Hodgkin’s lymphoma (NHL).

Corporate Transactions and Assignment of Assets

With respect to the period from June 1, 2010 through June 30, 2010, the Company has no additional information to disclose to the market.

Exchange Listing Matters

With respect to the period from June 1, 2010 through June 30, 2010, the Company has no additional information to disclose to the market.

Update on Outstanding Shares

The number of shares of the Company’s common stock, no par value (the “Common Stock”) issued and outstanding as of May 31, 2010 and June 30, 2010 was 713,080,490 and 713,503,133, respectively.

During the month of June 2010, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	the issuance of 401,000 shares of Common Stock relating to stock awards under the Company’s 2007 Equity Incentive Plan, as amended; and

•	the issuance of 21,643 shares of Common Stock under the Company’s 2007 Employee Stock Purchase Plan, as amended.

The Company is not aware of any agreement for the resale of its shares of Common Stock on the Mercato Telematico Azionario (MTA) nor of the modalities by means of which shares of Common Stock were or will be resold.

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $64.5 million in cash and cash equivalents as of June 30, 2010. This amount excludes the $39.3 million payment for retirement of the Notes (described above) and does not include the approximately $4.1 million in gross proceeds received from the sale of the Company’s private offering of 4,060 shares of Series 6 preferred stock, no par value per share, together with warrants to purchase an aggregate of 5.8 million shares of common stock (the “Series 6 Financing”) as announced on July 26, 2010. The Series 6 Financing closed on July 27, 2010.

www.CellTherapeutics.com

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive NHL and/or other tumors as determined by the FDA and/or the EMEA, that the EMEA may not accept the PIP, that the Company may not file the MAA and/or the MAA may not be approved by the EMEA, and the Company’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone. Further risks and uncertainties that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant, the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to further reduce its operating expenses, that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation, that the Company may not regain compliance with the NASDAQ minimum closing bid price requirement between now and November 1, 2010, the risk that in the event the Company is unable to comply with the minimum bid price prior to November 1, 2010 that the Company may not be able to take other actions to regain compliance with the NASDAQ minimum closing bid price requirement, that the Company may not meet the initial listing criteria required to receive an additional 180 calendar day compliance period, NASDAQ may not grant the Company an additional grace period, the Company’s ability to maintain compliance with other NASDAQ listing requirements and that the information presented herein with respect to the Company’s convertible notes may differ materially from the information presented by the Company with respect to its convertible notes and convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

Lindsey Jesch

T : 206.272.4347

F : 206.272.4434

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

www.CellTherapeutics.com

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com